EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

 Zivo Bioscience, Inc.

 Bloomfield Hills Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2023, relating to the consolidated financial statements of Zivo Bioscience, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Troy, Michigan

March 22, 2023